Exhibit (d)(2)

Schedule A

Dated June 23, 2026

to the

Investment Advisory Agreement dated June 23, 2026

by and between KraneShares Trust and Krane Funds Advisors, LLC

Fund Name	Ticker	Listing Month/Year	Advisory Fee	Effective Date
KraneShares MSCI One Belt One Road Index ETF	OBOR	Sept 2017	0.78%	June 23, 2026
KraneShares California Carbon Allowance Strategy ETF	KCCA	Oct 2021	0.78%	June 23, 2026
KraneShares 100% KWEB Defined Outcome January 2027 ETF	KPRO	Feb 2024	0.25%	June 23, 2026
KraneShares Sustainable Ultra Short Duration Index ETF	KCSH	July 2024	0.29%	June 23, 2026
KraneShares China Alpha Index ETF	KCAI	Aug 2024	0.78%	June 23, 2026
KraneShares Man Buyout Beta Index ETF	BUYO	Oct 2024	0.88%	June 23, 2026
KraneShares Dragon Capital Vietnam Growth Index ETF	KPHO	Dec 2025	0.78%	June 23, 2026
KraneShares InspereX Nasdaq Dynamic Buffered High Income Index ETF	KIQQ	Jan 2026	0.78%	June 23, 2026
KraneShares Photonic and Optical ETF	LUMA	July 2026	0.99%	July 2, 2026
KraneShares MSCI China A Hedged Index ETF*			0.78%	[ ]
KraneShares Global EM Revenue Leaders Index ETF*			0.68%	[ ]
KraneShares Eastern US Carbon Strategy ETF*			0.78%	[ ]
KraneShares 2x Long TSM Daily ETF*			1.25%	[ ]
KraneShares 2x Long GRAB Daily ETF*			1.25%	[ ]
KraneShares 2x Long SE Daily ETF*			1.25%	[ ]
KraneShares 2x Long ASML Daily ETF*			1.25%	[ ]
KraneShares MLM Commodity Long/Neutral ETF*			0.89%	[ ]

*	Fund is effective but not operational.

Schedule B

Dated June 23, 2026

to the

Investment Advisory Agreement dated June 23, 2026

by and between KraneShares Trust and Krane Funds Advisors, LLC

Securities Lending Fees

As compensation for services provided by the Adviser in connection with securities lending-related activities of each Fund covered by the Agreement, except the Quadratic Interest Rate Volatility and Inflation Hedge ETF and the Quadratic Deflation ETF, a lending Fund shall pay to the Adviser 10% of the monthly investment income received from the investment of cash collateral and loan fees received from borrowers in respect of securities loans (net of any amounts paid to the custodian and/or securities lending agent or rebated to borrowers).